Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MBIA Inc. Employee 401(k) Plan

Purchase, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46062) of MBIA Inc., of our report dated June 20, 2024, relating to the financial statements and supplemental schedule of MBIA Inc. Employee 401(k) Employee Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania

June 20, 2024

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